Exhibit 10.3 (k)

AMENDMENT NO. 11 TO AMENDED AND RESTATED MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT
This AMENDMENT NO. 11 TO AMENDED AND RESTATED MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT, dated as of September 10, 2020 (this “Amendment”), is made and entered into by and between Plexus Corp., a Wisconsin corporation (“Plexus”), Plexus Intl. Sales & Logistics, LLC, a Delaware limited liability company (“PISL”), Plexus Manufacturing Sdn. Bhd., a private company limited by shares organized under the laws of Malaysia (“PM”), Plexus Services Ro SRL, a company organized and existing under the laws of Romania. (“Plexus Romania”), Plexus Corp. (UK) Limited, a company organized and existing under the laws of Scotland (“Plexus UK” and together with Plexus, PISL, PM and Plexus Romania, each, a “Seller”, and collectively, the “Sellers”), Plexus, as Seller Representative and as Guarantor, and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch) (the “Purchaser”).
WITNESSETH:
WHEREAS, the Seller Representative, the Sellers, the Guarantor and the Purchaser are parties to that certain Amended and Restated Master Accounts Receivable Purchase Agreement, dated as of December 14, 2016 (as amended, modified or restated from time to time prior to the date hereof, the “Existing Agreement” and as amended by this Amendment, the “MARPA”); and
WHEREAS, the Sellers have requested that the Existing Agreement be amended as set forth below and the Purchaser has agreed to such request.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Agreement.
SECTION 2. Amendment. Effective as of the Effective Date (as defined in Section 3 hereof), the Existing Agreement is hereby amended as follows:
(a)The defined term “Applicable Margin” in Section 1.1 of the Existing Agreement shall be amended and restated in its entirety to read as follows:
    “Applicable Margin” means with respect to Receivables owed by each Approved Obligor, the rate per annum set forth under the heading “Applicable Margin” for such Approved Obligor on Schedule A, as may be as adjusted from time to time as mutually agreed in writing (which may be via email or in any Purchase Request) by the Seller Representative and the Purchaser.
(b)The defined terms “Approved Obligor Buffer Period” and “Approved Obligor Sublimit” in Section 1.1 of the Existing Agreement shall each be amended by adding the following parenthetical immediately following the words “as mutually agreed in writing” therein: “(which may be via email)”

(c)The defined terms “EURIBOR”, “GBP LIBOR” and “LIBOR” in Section 1.1 of the Existing Agreement shall each be amended by adding the following phrase immediately following the word “means” in the first line thereof: “, subject to Section 2.7”.
(d)The following definition of “Cost of Funds Rate” shall be added in Section 1.1 of the Existing Agreement in appropriate alphabetical order:
Cost of Funds Rate” means the rate per annum reasonably determined and calculated by the Purchaser to be its cost of funding for the relevant period from whatever sources it may select in accordance with its usual procedures for sourcing funds (to be consistent with such selection generally under other receivables facilities under which it acts as purchaser), taking into account factors including, but not limited to, the Purchaser's external and internal funding costs and prevailing interbank market rates and conditions. Notwithstanding the foregoing, if the Cost of Funds Rate shall be less than 0%, such rate shall be deemed 0% for purposes of this Agreement. To the extent any Purchase Requests are to funded using a Discount that is calculated based on the Cost of Funds Rate, the Purchaser shall, upon a Seller’s request, confirm the Cost of Funds Rate then in effect.
(e)Section 2 of the Existing Agreement shall be amended by adding the following new Section 2.7 at the end thereof:
    “Section 2.7. LIBOR Replacement. Anything in this Agreement to the contrary notwithstanding, if the Purchaser determines (which determination shall be binding and conclusive absent demonstrable error) that quotations of interest rates for the relevant deposits in the definition of LIBOR, EURIBOR and/or GBP LIBOR (the “Applicable Benchmark”) in Section 1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the Discount Rate applicable to a Receivable included on any Purchase Request (whether by reason of circumstances affecting the London interbank Eurodollar market or otherwise) or adequate and reasonable means do not exist for ascertaining such Applicable Benchmark or such Applicable Benchmark does not adequately and fairly reflect the cost to the Purchaser of purchasing a Receivable, then the Purchaser shall give the Seller Representative prompt notice thereof, and so long as such condition remains in effect and provided that the Purchaser is invoking its right generally to use a different benchmark rate under similar receivables purchase facilities that include similar language to that contained in this Section 2.7, (i) no Purchase Request using the Applicable Costs of Funds that includes such Applicable Benchmark shall be funded using such Applicable Benchmark as a component of the Discount and (ii) all outstanding and future Purchase Requests shall be funded using a Discount that is calculated based on the Cost of Funds Rate plus a margin equal to the Applicable Margin. If (i) the foregoing unavailability or inadequacy with respect to such Applicable Benchmark is not of a temporary nature or (ii) the Purchaser or the Seller Representative determines that (A) the administrator of such Applicable Benchmark or a Governmental Authority having jurisdiction over such administrator or the Purchaser (or any other Person on behalf of such administrator or Governmental Authority) has made or published a public statement announcing that (1) the administrator of such Applicable Benchmark has ceased or will cease to provide such Applicable Benchmark, permanently or indefinitely (provided that, at the time of such statement or publication, no successor administrator will continue to provide such Applicable Benchmark), or (2) such Applicable Benchmark is no longer representative or (B) receivable purchase agreement that include similar language to that contained in this Section 2.7 are being executed or amended to incorporate or adopt a new benchmark interest rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) to replace such Applicable Benchmark, then, upon notice by the Purchaser or the Seller Representative to the other of the same, the Purchaser and the Seller Representative shall negotiate in good faith with a view to agreeing upon another mutually acceptable benchmark for calculating the Discount Rate applicable to such Applicable Benchmark (including any mathematical or other adjustments to such benchmark or the Discount Rate) for the relevant Receivable and such other related changes to this Agreement as may be applicable. For the avoidance of doubt, if such alternate benchmark interest rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Each determination by the Purchaser shall be conclusive absent demonstrable error.”
(f)Schedule A to the Existing Agreement shall be amended and restated in its entirety to read as set out on Annex A attached to this Amendment.
SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date on which the Purchaser shall have received, in form and substance satisfactory to it (the “Effective Date”) this Amendment, duly executed by the Sellers, the Seller Representative and the Guarantor.
SECTION 4. Representations and Warranties; Reaffirmation.
(a)Representations and Warranties. To induce the Purchaser to enter into this Amendment, each of the Seller Representative and the Sellers hereby represents and warrants to the Purchaser that as of the date hereof, the representations and warranties made by the Sellers in the Existing Agreement are true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date).
(b)Reaffirmation. Each Seller, by its signature below, hereby (i) agrees that, notwithstanding the effectiveness of this Amendment, the MARPA continues to be in full force and effect (as expressly amended hereby) and (ii) affirms and confirms its obligations under each of the Purchase Documents to which it is a party. On and after the effective date of this Amendment, each reference in the MARPA to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the MARPA and each reference in the other documents referred to in the MARPA, “thereunder”, “thereof” or words of like import referring to the MARPA (as the case may be), shall mean and be a reference to the Purchase Agreement as amended by this Amendment. This Amendment shall constitute a Purchase Document.
(c)Affirmation and Consent of Guarantor. Guarantor hereby consents to the amendment of the Purchase Agreement made by this Amendment, and hereby affirms and agrees that its unconditional and irrevocable guaranty contained in Section 11.4 of the Purchase Agreement is, and shall continue to be, in full force and effect and is hereby ratified and affirmed in all respects, and that, on and after the effective date of this Amendment, each reference in the Purchase Agreement (including in Section 11.4 thereof) to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Purchase Agreement, shall mean and be a reference to the Purchase Agreement as amended by this Amendment.

SECTION 5. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or electronic transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile or electronic copy of an executed counterpart of this Amendment shall be effective as an original for all purposes.
SECTION 6. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 7. Explicit Acceptance. Plexus Romania hereby represents that:
(a)it has reviewed and understood the provisions of this Amendment and it agrees with the terms thereof;
(b)has independently decided to enter into the Amendment on the basis of its own assessment or, where it has considered necessary, based on the legal, financial or technical expertise of external independent consultants selected by it;
(c)it is capable of understanding (by itself or assisted by any consultants that it has considered necessary) and understands and accepts the contents of all the (internal and external) clauses and all the rights and obligations it undertakes through this Amendment; and
(d)each clause of this Amendment has been negotiated by or on behalf of Plexus Romania with the Purchaser or their representatives (for the purpose of this Clause “negotiation” meaning both the exchange of proposals between parties or their representatives which has resulted in a final agreement in relation to certain clauses, and the unconditional acceptance by a party of the clauses proposed by the other party). In particular, Plexus Romania explicitly represents that it understands and accepts each and all unusual standard clauses (as defined by Article 1203 of the Romanian Civil Code, to the extent applicable) in this Amendment and MARPA.
SECTION 8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLERS:

PLEXUS CORP.

By:	/s/ Patrick J. Jermain
Name:	Patrick J. Jermain
Title:	Executive Vice President & Chief Financial Officer

PLEXUS INTL SALES & LOGISTICS, LLC

By:	/s/ Angelo M. Ninivaggi
Name:	Angelo M. Ninivaggi
Title:	Vice President & Secretary

PLEXUS SERVICES RO SRL

By:	/s/ Denis Kerr
Name:	Denis Kerr
Title:	Director

By:	/s/ Angelo M. Ninivaggi
Name:	Angelo M. Ninivaggi
Title:	Director

PLEXUS CORP. (UK) LIMITED

By:	/s/ Denis Kerr
Name:	Denis Kerr
Title:	Director

[Signature Page Amendment No. 11]

PLEXUS MANUFACTURING SDN. BHD

By:	/s/ Lim Yong Jin
Name:	Lim Yong Jin
Title:	Director

[Signature Page Amendment No. 11]

PURCHASER:
MUFG BANK, LTD.
(f/k/a THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH)

By:	/s/ Richard Gregory Hurst
Name:	Richard Gregory Hurst
Title:	Managing Director

[Signature Page Amendment No. 11]

ANNEX A
SCHEDULE A TO AMENDED AND RESTATED MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT
Approved Obligors

Approved Obligor	Approved Obligor Sublimit (USD)*	Approved Obligor Buffer Period (days)*	Applicable Margin*

    *subject to adjustment as set forth in the definition thereof